THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED _____________, 1998

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED  ___________, 1998

FIRST SECURITY AUTO OWNER TRUST 19__-__
ASSET BACKED NOTES

FIRST SECURITY BANK-Registered Trademark-, N.A.
SELLER AND SERVICER


CONSIDER CAREFULLY THE RISK FACTOR ON PAGE __ IN THIS PROSPECTUS SUPPLEMENT AND THE RISK FACTORS BEGINNING ON PAGE __ IN THE PROSPECTUS.

The Notes represent obligations of the Trust only and do not represent obligations of or interests in, and are not guaranteed by, First Security Bank-Registered Trademark-, N.A. or any of its affiliates.

This Prospectus Supplement may be used to offer and sell the Notes only if accompanied by the Prospectus.

THE NOTES

The Trust will issue the following Notes:


                                              Class A Notes
                            ------------------------------------------    Class B
                            A-1 Notes  A-2 Notes  A-3 Notes  A-4 Notes     Notes
                            ---------  ---------  ---------  --------     -------
Initial Principal
Amount

Interest Rate

Final Scheduled
Distribution Date

Price to Public(1)

Underwriting
Discount(2)

Proceeds to
Seller(3)

(1) Plus accrued interest, if any, from __________. Total price to public (excluding such interest) = $_________.
(2)  Total underwriting discount = $_________.
(3)  Total proceeds to the Seller = $_______.

- Principal and interest on all Notes will be payable on each monthly Distribution Date. The first Distribution Date will be _________.

CREDIT ENHANCEMENT

       - The Class B Notes are subordinated to the Class A Notes as described herein.

       -      Reserve Account, with an initial balance of $___________.

       - Yield Supplement Agreement and related Yield Supplement Account provide funds to supplement interest collections on certain Receivables. The initial balance of the Yield Supplement Account will be $_______.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Underwriters of the Class A Notes
                         Underwriters of the Class B Notes
                                       [DATE]

                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the Notes in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Notes and (b) this Prospectus Supplement, which describes the specific terms of your Notes.

If the terms of the Notes vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

You should rely only on the information provided in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-32 in this Prospectus Supplement and under the caption "Index of Terms for Prospectus" beginning on page 51 in the accompanying Prospectus.

                                  -----------------

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
SUMMARY OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
       The Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
       Offered Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
       Credit Enhancement    . . . . . . . . . . . . . . . . . . . . . . . . . . .S-4
       Trust Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-5
       The Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
       Collection Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
       Priority of   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
       Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
       Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
       ERISA Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
       Legal Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6

RISK FACTOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-7
       Lack of Geographic Diversification. . . . . . . . . . . . . . . . . . . . .S-7

THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-8
       Capitalization of the Trust . . . . . . . . . . . . . . . . . . . . . . . .S-8
       The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-8

DELINQUENCY AND LOSS EXPERIENCE OF SELLER. . . . . . . . . . . . . . . . . . . .  S-9
       Delinquency Experience. . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
       Credit Loss/Repossession Experience . . . . . . . . . . . . . . . . . . .  S-9

THE RECEIVABLES POOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
       The Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
       Certain Characteristics . . . . . . . . . . . . . . . . . . . . . . . . . S-10
       Composition of the Receivables. . . . . . . . . . . . . . . . . . . . . . S-10
       Distribution by Contract Rate of the Receivables. . . . . . . . . . . . . S-10
       Distribution by Remaining Term of the Receivables . . . . . . . . . . . . S-11
       Geographic Distribution of the Receivables. . . . . . . . . . . . . . . . S-11
       Payments on the Receivables . . . . . . . . . . . . . . . . . . . . . . . S-11
       Weighted Average Life of the Notes. . . . . . . . . . . . . . . . . . . . S-12

THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
       Payments of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
       Payments of Principal . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
       Monthly Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-17
       Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-18
       Parity and Priority of Notes. . . . . . . . . . . . . . . . . . . . . . . S-18
       Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-18

THE TRANSFER AND SERVICING AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . S-18
       Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-19
       Servicing Compensation and Payment of Expenses. . . . . . . . . . . . . . S-22
       Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-22
       Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-22
       Yield Supplement Account; Yield Supplement Agreement. . . . . . . . . . . S-23

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . S-25
       Characterization as Debt. . . . . . . . . . . . . . . . . . . . . . . . . S-25
       Characterization of the Trust . . . . . . . . . . . . . . . . . . . . . . S-25
       Interest Income to Noteholders. . . . . . . . . . . . . . . . . . . . . . S-25

                                                                                 Page
                                                                                 ----
       Original Issue Discount . . . . . . . . . . . . . . . . . . . . . . . . . S-25
       Disposition of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . S-26
       Information Reporting and Backup Withholding. . . . . . . . . . . . . . . S-26
       Certain Tax Consequences to Foreign Noteholders . . . . . . . . . . . . . S-27

STATE AND LOCAL TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . S-27

ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-27

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-28

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-29

                                  SUMMARY OF TERMS

       - This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Notes read carefully this entire document and the accompanying Prospectus.

       - This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.


THE PARTIES

ISSUER First Security Auto Owner Trust 19__-__, a Delaware business trust.

SELLER AND SERVICER         First Security Bank-Registered Trademark-, N.A. will
                            be the Seller and the Servicer.

INDENTURE TRUSTEE           Bankers Trust Company.

OWNER TRUSTEE               __________________________.


OFFERED SECURITIES          THE NOTES

                            The Trust will issue the following Notes.
                            All of the Notes are being offered pursuant to this Prospectus Supplement and the accompanying Prospectus. The Notes will have the benefit of the Credit Enhancements described below.

                            -      Class A Notes

                                   -      Class A-1 ____% Asset Backed
                                          Notes in the aggregate
                                          principal amount of $______;

                                   -      Class A-2 ____% Asset Backed
                                          Notes in the aggregate
                                          principal amount of $_______;

                                   -      Class A-3 ____% Asset Backed
                                          Notes in the aggregate
                                          principal amount of $_______;
                                          and

                                   -      Class A-4 Asset Backed Notes in
                                          the aggregate principal amount
                                          of $___________.

                            -      Class B ____% Asset Backed Notes in
                                   the aggregate principal amount of
                                   $__________.

                            RATINGS OF THE NOTES

                            We will not issue the Notes unless (1) the Class A-1 Notes are rated in the highest short-term rating category, (2) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 are rated in the highest long-term rating category and (3) the Class B Notes are rated at least investment grade, in each case by at least two nationally recognized statistical rating agencies (the "RATING AGENCIES"). After the Notes are issued, any ratings may be lowered or withdrawn by the applicable Rating Agency.

                            CLOSING DATE

                            The purchase of the Receivables and the
                            issuance of the Notes will take place on
                            _______________.

                            DISTRIBUTION DATES

                            The [15]th day of each calendar month (or, if not a Business Day, the next Business Day), beginning with _________, 199_.

                            INTEREST PAYMENTS

                            -      The interest rate for each Class of
                                   Notes is as specified on the cover
                                   page of this Prospectus Supplement.
                                   Interest will be payable on all Notes
                                   on each Distribution Date.

                            -      Interest on the Class A-1 Notes and
                                   the Class A-2 Notes will be calculated
                                   on the basis of the actual number of
                                   days elapsed from the most recent
                                   Distribution Date (or the Closing
                                   Date, in the case of the initial
                                   period) divided by 360.

                            -      Interest on the Class A-3 Notes, the
                                   Class A-4 Notes and the Class B Notes
                                   will be calculated on the basis of a
                                   360-day year of twelve 30-day months.

                            -      Payments of interest on the Class B
                                   Notes are subordinated to interest
                                   payments on the Class A Notes.

                                   -      On any Distribution Date,
                                          interest on the Class B Notes
                                          will not be paid until all
                                          accrued and unpaid interest on
                                          the Class A Notes has been paid
                                          in full.

                                   -      After an acceleration of the
                                          Notes following an Event of
                                          Default or if any Notes remain
                                          outstanding following the
                                          applicable Final Scheduled
                                          Distribution Date, no interest
                                          will be paid on the Class B
                                          Notes until all principal and
                                          interest on the Class A Notes
                                          has been paid in full.

                            PRINCIPAL PAYMENTS

                            - Principal on the Notes will be payable on each Distribution Date in an aggregate amount based on the amount of principal collected on the
                                   Receivables during the related
                                   Collection Period:

                                   -      first, 100% to the holders of
                                          the Class A-1 Notes until the
                                          Class A-1 Notes are paid in
                                          full;

                                   -      second, 100% to the holders of
                                          the Class B Notes until the
                                          principal balance of the Class
                                          B Notes has been reduced to
                                          $____________, which is equal
                                          to ___% of the aggregate
                                          principal balance of all
                                          outstanding Notes after giving
                                          effect to such payment; and

                                   -      thereafter, unless the amount
                                          on deposit in the Reserve
                                          Account is less than
                                          $__________,

                                          -      ___% to the Class A
                                                 Notes, sequentially, so
                                                 that no principal will
                                                 be paid on any class of
                                                 Class A Notes until each
                                                 class of Class A Notes
                                                 with a lower numerical
                                                 designation has been
                                                 paid in full (e.g., no
                                                 principal will be paid
                                                 on the Class A-3 Notes
                                                 until the Class A-2
                                                 Notes have been paid in
                                                 full); and

                                          -      ___% to the Class B
                                                 Notes until paid in
                                                 full.

                            -      Principal payments on the Class B
                                   Notes are subordinated to principal
                                   payments on the Class A Notes.

                                   -      If and so long as the amount on
                                          deposit in the Reserve Account
                                          is less than $________, 100% of
                                          the amount available to make
                                          principal payments will be
                                          applied to principal payments
                                          on the Class A Notes (with such
                                          payments made sequentially as
                                          described above).

                                   -      After an acceleration of the
                                          Notes following an Event of
                                          Default or if any Notes remain
                                          outstanding following the
                                          applicable Final Scheduled
                                          Distribution Date, no principal
                                          will be paid on the Class B
                                          Notes until all principal and
                                          interest has been paid on the
                                          Class A Notes.  In such event,
                                          in lieu of the above, principal
                                          payments will be made as
                                          follows:

                                          -      first, to the Class A
                                                 Noteholders ratably
                                                 according to the amount
                                                 due and payable on each
                                                 class until all the
                                                 Class A Notes have been
                                                 paid in full; and

                                          -      then, to the Class B
                                                 Noteholders until the
                                                 Class B Notes have been
                                                 paid in full.

                            FINAL SCHEDULED DISTRIBUTION DATES

                            The outstanding principal amount, if any, of each class of Notes will be payable in full on the "FINAL SCHEDULED DISTRIBUTION DATE" for such class as set forth below. If any class of Notes is not repaid in full on or prior to the applicable Final Scheduled Distribution Date an Event of Default will occur.

                                                          Final Scheduled
                                   Notes                  Distribution Date
                                   -----                  ------------------
                                   Class A-1
                                   Class A-2
                                   Class A-3
                                   Class A-4
                                   Class B

                            REDEMPTION

                            The Class A-4 Notes and the Class B Notes will be redeemed in whole on any Distribution Date if the Servicer exercises its option to purchase from the Trust the Receivables and other Trust Property. The Servicer may exercise this option only if:

                            -      the Aggregate Receivables Balance
                                   declines to 10% or less of the
                                   Aggregate Starting Receivables
                                   Balance;

                            - the aggregate of the Repurchase Amount of the Receivables (other than
                                   Liquidating Receivables) is greater
                                   than or equal to the sum of the
                                   outstanding principal balance of all
                                   Notes, plus accrued and unpaid
                                   interest thereon; and

                            -      the Class A-1 Notes, the Class A-2
                                   Notes and the Class A-3 Notes have
                                   been paid in full.

                            The redemption price will be equal to the unpaid principal amount of such Notes, plus accrued and unpaid interest thereon.

                            VOTING RIGHTS

                            If the Prospectus specifies certain
                            circumstances under which a specified
                            percentage in principal amount of the
                            outstanding Notes must consent, approve, direct or request an action, such action shall be valid only if:

                            (i)    all outstanding Class A Notes and
                                   Class B Notes voting together as a
                                   single class; and

                            (ii)   the outstanding Class A Notes voting
                                   as a single class

                            have voted to give such consent, approval, direction, request or notice, or take such action.


CREDIT ENHANCEMENT          SUBORDINATION

                            The Class B Notes are subordinated to the Class A Notes. This provides additional credit enhancement for the Class A Notes.

                            -      No interest will be paid on the Class
                                   B Notes on any Distribution Date until
                                   all accrued and unpaid interest on the
                                   Class A Notes has been paid in full.

                            -      If and so long as the amount on
                                   deposit in the Reserve Account is less
                                   than a specified amount, no principal
                                   payments will be made on the Class B
                                   Notes.

                            -      After an acceleration of the Notes
                                   following an Event of Default, no
                                   principal or interest will be paid on
                                   the Class B Notes until all principal
                                   and interest owed on the Class A Notes
                                   has been paid in full.

                            - If any Notes remain outstanding on and after the applicable Final Scheduled Distribution Date, no principal or interest will be paid on the Class B Notes until all principal and interest owed on the Class A Notes has been paid in full.

                            RESERVE ACCOUNT

                            Funds on deposit in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes due to delinquencies and defaults on the Receivables. Amounts in the Reserve Account will also be available to pay servicing fees and reimburse Outstanding Advances.

                            The Reserve Account will be funded as
                            follows:

                            -      On the Closing Date, the Seller will
                                   deposit the Reserve Account Initial
                                   Deposit of $_____ into the Reserve
                                   Account.

                            -      On each Distribution Date, any
                                   collections on the Receivables
                                   remaining after providing for all
                                   required payments to holders of the
                                   Notes and the payment of the Total
                                   Servicing Fee will be deposited in the
                                   Reserve Account.

                            On each Distribution Date, any amount in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the Certificateholders. The Noteholders will have no further rights to any amounts paid to the Certificateholders from the Reserve Account.

                            The "SPECIFIED RESERVE ACCOUNT BALANCE" for any Distribution Date will equal ____% of the Aggregate Receivables Balance as of the last day of the related Collection Period. However, the Specified Reserve Account Balance will be calculated as ___% of the Aggregate Receivables Balance for any Distribution Date (beginning on ________, 19__) on which the Average Net Loss Ratio exceeds ___% or the Average Delinquency Ratio exceeds ___%. In no event will the Specified Reserve Account Balance be less than the aggregate outstanding principal amount of the Notes. We may change this definition without your consent so long as the change does not cause the ratings of the Notes to be reduced or withdrawn.

                            YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT
                            AGREEMENT

                            Some of the Trust's Receivables have a
                            Contract Rate that is too low in relation to the Trust's obligations to pay interest on the Notes and the required fee to the Servicer. Thus, the Seller and the Trust will enter into the Yield Supplement Agreement under which the Seller will agree to provide funds to supplement the interest collections on such Receivables. [Describe calculation of amount.] The Seller will deposit $________ in the Yield Supplement Account to secure its obligations to provide such funds. On any Distribution Date, funds in the Yield Supplement Account in excess of the Specified Yield Supplement Balance described herein will be paid to the Certificateholders. The Noteholders will have no further rights in any amount paid to the Seller from the Yield Supplement Account.

TRUST PROPERTY              The primary assets of the Trust will be the
                            Receivables, which are a pool of fixed rate retail motor vehicle installment sales contracts and installment loans made by the Seller or through a Dealer that sold a motor vehicle. The Receivables in the Trust will be sold by the Seller to the Trust. The Trust Property will also include:

                            -      All monies due or received under the
                                   Receivables after the ______, 19___ Cutoff
                                   Date;

                            - A security or ownership interest in the new and used automobiles and light trucks financed by the Receivables;

                            - Any proceeds from claims on certain related insurance policies or from Obligors under the Receivables;

                            - Amounts on deposit in the Trust Accounts, including the Reserve Account and the Yield Supplement Account;

                            - Certain rights of the Seller relating to Receivables from agreements between the Seller and the Dealers that sold the Financed Vehicles and related documents; and

                            - All rights of the Trust under the Sale and Servicing Agreement.

                            The Trust Property will be assigned by the Trust to the Indenture Trustee for the benefit of the Noteholders and the Certificateholders to the extent provided in the Indenture.


THE RECEIVABLES      On the Closing Date, the Trust will acquire Receivables
                     with an Aggregate Starting Receivables Balance of approximately $_____________ as of the Cutoff Date. As of the Cutoff Date:

                            - the weighted average Contract Rate of the Receivables is approximately ___%,

                            - the weighted average remaining term (i.e., the period from but excluding the Cutoff Date to and including each Receivable's maturity date) of the Receivables is  approximately
                                   _____ months, and

                            - the weighted average original term of the Receivables is approximately _____ months.

                            No Receivable has a scheduled maturity later than the date that is six months prior to the Final Scheduled Distribution Date for the Class B Notes.


COLLECTION ACCOUNT;         Payments received on the Receivables will
PRIORITY OF                 deposited in the Collection Account until paid to
DISTRIBUTIONS               the Noteholders or otherwise applied by the
                            Trust. On each Distribution Date, funds on deposit in the Collection Account relating to the prior Collection Period will be applied to the following (in the priority indicated but subject to the subordination provisions described above):

                            (i) reimbursement of Outstanding Advances and payments in respect of Liquidation Expenses;
                            (ii)   the Total Servicing Fee;
                            (iii) accrued and unpaid interest on the Class A Notes;
                            (iv)   accrued and unpaid interest on the Class B
                                   Notes;
                            (v)    principal on the Notes; and
                            (vi)   the remaining balance, if any, to be
                                   deposited in the Reserve Account.

TAX STATUS                  Kirkland & Ellis, special Federal tax counsel to
                            the Seller, will opine that for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See "Certain Federal
                            Income Tax Consequences" herein for additional information concerning the application of Federal tax laws to the Trust and the Notes. See also
                            "State and Local Tax Consequences."

ERISA CONSIDERATIONS        Subject to the considerations discussed under
                            "ERISA Considerations," the Notes are eligible for purchase by employee benefit plans. See
                            "ERISA Considerations" herein and "ERISA
                            Considerations" in the Prospectus.

LEGAL INVESTMENT            The Class A-1 Notes will be eligible securities
                            for purchase by money market funds under paragraph (a)(9) of Rule a-7 under the Investment
                            Company Act of 1940, as amended.

                              RISK FACTOR

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD CONSIDER THE FOLLOWING RISK FACTOR AND THE RISK FACTORS SET FORTH IN THE PROSPECTUS IN DECIDING WHETHER TO PURCHASE THE NOTES.

LACK OF GEOGRAPHIC DIVERSIFICATION Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the mailing addresses of Obligors with respect to ___% and ___% by Aggregate Receivables Balance of the Receivables were located in Utah and Idaho, respectively. Adverse economic conditions in Utah and/or Idaho, or that area of the country generally, may have a disproportionate impact on the performance of the Receivables. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions may affect the rate of prepayment and defaults on the Receivables and could reduce or delay payments to you. See "The Receivables Pool--Certain Geographic
                                   Distribution of the Receivables."

                                      THE TRUST

The Issuer, First Security Auto Owner Trust 19__-__ (the "TRUST"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of the Closing Date between the Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (as amended and supplemented from time to time, the "TRUST AGREEMENT"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments or distributions on the Notes and (iv) engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will deliver the Securities to the Seller in exchange for the Receivables and other assets pursuant to the Sale and Servicing Agreement.

The Trust's principal offices are in _____________, in care of _____________, as Owner Trustee, at the address listed in "--The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

The following table illustrates the capitalization of the Trust as of _______________, as if the issuance and sale of the Notes offered hereby had taken place on such date:

     Class A-1 ____% Asset Backed Notes . . . . . . .   $
     Class A-2 ____% Asset Backed Notes . . . . . . .   $
     Class A-3 ____% Asset Backed Notes . . . . . . .   $
     Class A-4 ____% Asset Backed Notes . . . . . . .   $
     Class B   ____% Asset Backed Notes . . . . . . .   $
                                                        -------------
               Total                                    $

The Trust will also issue Certificates. The Certificates represent the equity of the Trust and will be issued pursuant to the Trust Agreement. The Certificates will initially be held by the Seller and/or one or more of its affiliates and are not offered hereby.

THE OWNER TRUSTEE

________________ is the Owner Trustee under the Trust Agreement. _____________ is a __________________ and its principal offices are located at
_____________________________.

                      DELINQUENCY AND LOSS EXPERIENCE OF SELLER

The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans (including Motor Vehicle Loans that it previously sold but continues to service). The tables include both Mother Vehicle Loans originated directly by the Bank and through Dealers in a relative proportion substantially similar to the Motor Vehicle Loans to be transferred to the Trust. Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for Obligors, rising consumer debt burden per household and increases in personal bankruptcies.

No assurance can be made, that the delinquency and loss experience for the Motor Vehicle Loans as a whole or those transferred to the Trust will be similar to the historical experience set forth below.

DELINQUENCY EXPERIENCE

                         As of June 30,                                           As of December 31,
                -------------------------------  ---------------------------------------------------------------------------------
                     1998             1997             1997            1996             1995             1994             1993
                --------------- ---------------  ---------------  --------------- ---------------  ---------------  --------------
                Number           Number           Number          Number           Number           Number          Number
                  of               of               of              of               of               of              of
                 Loans   Amount   Loans   Amount   Loans  Amount   Loans   Amount   Loans  Amount    Loans  Amount   Loans  Amount
                -------- ------- -------- ------- -------- ------- ------- ------- ------- ------- -------- ------- -------- -----
                                                                        (DOLLARS IN THOUSANDS)
Portfolio at
Period End

Delinquency(1)
  30-59 Days...
  60-89 Days...
  90 Days
    or More....


Total
 Delinquencies.

Total
 Delinquencies
 as Percentage
 of the
 Portfolio.....

___________________
(1) The period of delinquency is based on the number of days payments are contractually past due for all Motor Vehicle Loans other than Motor Vehicle Loans previously charged off.

CREDIT LOSS/REPOSSESSION EXPERIENCE

                                                          Six Months Ended
                                                              June 30,                       Year Ended December 31,
                                                          ------------------     ------------------------------------------------
                                                          1998        1997       1997       1996       1995       1994       1993
                                                          -----       -----      -----      -----      -----     ------      ----
                                                                                  (DOLLARS IN THOUSANDS)
 Portfolio Balance at Period End . . . . . . . . . .

 Average Portfolio Balance During Period . . . . . .

 Average Number of Loans Outstanding During the
 Period  . . . . . . . . . . . . . . . . . . . . . .

 Number of Repossessions During the Period . . . . .

 Number of Repossessions as percentage of Average
 Number of
       Loans Outstanding . . . . . . . . . . . . . .

 Gross Charge-offs(1)  . . . . . . . . . . . . . . .

 Recoveries on Loans Previously Charged Off(2) . . .

 Net Charge-offs(3)  . . . . . . . . . . . . . . . .

 Net Charge-offs as a Percentage of Portfolio Balance
 at Period
       End . . . . . . . . . . . . . . . . . . . . .

 Net Charge-offs as a Percentage of Average Balance
 During
      Period . . . . . . . . . . . . . . . . . . . .

________________
(1)    Gross Charge-offs are generally stated net of liquidation proceeds.
(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. Such defaulted receivables are not being transferred to the Trust and such reported recoveries may not be indicative of future results.
(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.

                                 THE RECEIVABLES POOL

THE RECEIVABLES

Approximately ___% of the Aggregate Receivables Balance of Motor Vehicle Loans were originated by the Seller through Dealers in the ordinary course of the Seller's business and in accordance with Seller's underwriting standards; the remainder of the Motor Vehicle Loans were made directly by the Seller to the Obligors in accordance with the Seller's underwriting standards. The Seller will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile or light truck; (ii) each Receivable has a contractual interest rate ("CONTRACT RATE") of at least ___% and not more than ___%; (iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than ___ months and not more than ___ months; (iv) each Receivable had a remaining principal balance of not less than $_______ and not more than $________ as of the Cutoff Date; (v) no Receivable was more than ___ days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Simple Interest Receivable; (viii) the Dealer of the Financed Vehicle, if any, has no participation in, or other right to receive, any proceeds of the Receivable and (ix) each Receivable was originated on or after __________. No procedures adverse to Noteholders were used by the Seller in selecting the Receivables to be transferred to the Trust on the Closing Date. All terms of the retail motor vehicle installment sale contracts and installment loans constituting the Receivables which are material to the Noteholders are described in the Prospectus.

CERTAIN CHARACTERISTICS

As of the Cutoff Date, approximately ___% of the Aggregate Receivables Balance was attributable to loans for purchases of new Financed Vehicles and approximately ___% of the Aggregate Receivables Balance was attributable to loans for purchases of used Financed Vehicles.

The composition, distribution by Contract Rate and distribution by remaining term of the Receivables as of the Cutoff Date are set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.


COMPOSITION OF THE RECEIVABLES

   Weighted Average
   Contract Rate of          Aggregate             Number of        Average Receivable     Weighted Average      Weighted Average
      Receivables      Receivables Balances   Receivables in Pool         Balance            Original Term        Remaining Term
 ___________%          $____________         _____________         $____________           ________ mos.         ________ mos.

DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                                                                                  Percentage of
                                                                                                             Aggregate  Receivables
 Contract Rate Range                                       Number of Receivables     Receivables Balance             Balance
 --------------------                                      ---------------------     -------------------      ---------------------
 6.00-6.99%  . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 7.00-7.99%  . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 8.00-8.99%  . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 9.00-9.99%  . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 10.00-10.99%  . . . . . . . . . . . . . . . . . . . .                               $                                           %
 11.00-11.99%  . . . . . . . . . . . . . . . . . . . .                               $                                           %
 12.00-12.99%  . . . . . . . . . . . . . . . . . . . .                               $                                           %
 13.00-13.99%  . . . . . . . . . . . . . . . . . . . .                               $                                           %
 14.00-14.99%  . . . . . . . . . . . . . . . . . . . .                               $                                           %
 15.00 and up  . . . . . . . . . . . . . . . . . . . .                               $                                           %

DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES

                                                                                                       Percentage of Aggregate
 Remaining Term (Months)                                Number of Receivables     Receivable Balance    Receivables Balance
 -----------------------                                ----------------------    ------------------   ------------------------
 6-12  . . . . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 13-24 . . . . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 25-36 . . . . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 37-48 . . . . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 49-60 . . . . . . . . . . . . . . . . . . . . . . . .                               $                                           %
 61-66 . . . . . . . . . . . . . . . . . . . . . . . .                               $                                           %
                                                        ----------------------    ------------------   ------------------------
      Total  . . . . . . . . . . . . . . . . . . . . .                               $                                           %
                                                        ----------------------    ------------------   ------------------------
                                                        ----------------------    ------------------   ------------------------

The Receivables Pool includes Receivables originated in __ states. The following table sets forth the percentage of the Aggregate Receivables Balance of the Receivables in the states with the largest concentration of Receivables. No other state accounts for more than 1.0% of the Aggregate Receivables Balance of the Receivables.

GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                              Percentage of
                                                                Aggregate
     State                                                 Receivables Balance
     ------                                                --------------------
     Utah . . . . . . . . . . . . . . . . . . . . . . .                       %
     Idaho  . . . . . . . . . . . . . . . . . . . . . .                       %
     Oregon . . . . . . . . . . . . . . . . . . . . . .                       %
     Nevada . . . . . . . . . . . . . . . . . . . . . .                       %
     Washington . . . . . . . . . . . . . . . . . . . .                       %
     Montana  . . . . . . . . . . . . . . . . . . . . .                       %
     Wyoming  . . . . . . . . . . . . . . . . . . . . .                       %

PAYMENTS ON THE RECEIVABLES

All Receivables provide for the allocation of payments according to the "Simple Interest" method (each a "SIMPLE INTEREST RECEIVABLE"). A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level months payments (except that the last such payment may be different). However, each monthly payment consists of an installment of interest which is calculated on the basis of the Receivable Balance multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid Receivable Balance of the Receivables. Accordingly, if an Obligor pays a fixed monthly installment before its schedule date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the Receivable Balance as of such date.

The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceedings from credit life, disability, theft or physical damage, insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. Prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables and the final distribution in respect of any class of Notes could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

The table captioned "Percent of Initial Principal Balance at Various ABS Percentages" (the "ABS TABLE") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) distributions on the Notes are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month),
(iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Balance and (v) the Servicer does not exercise its option to purchase the Receivables. The pools have an assumed cutoff date of ___________. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal balance of each class of the Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its Aggregate Receivables Balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cutoff
Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                             Original Term to    Remaining Term to
                                                      Aggregate                                  Maturity            Maturity
 Pool                                            Receivables Balance        Contract Rate       (In Months)         (In Months)
 ----                                            --------------------       --------------    -----------------   -----------------

 1 . . . . . . . . . . . . . . . . . . . .       $
 2 . . . . . . . . . . . . . . . . . . . .
 3 . . . . . . . . . . . . . . . . . . . .
 4 . . . . . . . . . . . . . . . . . . . .
 5 . . . . . . . . . . . . . . . . . . . .
 6 . . . . . . . . . . . . . . . . . . . .
 7 . . . . . . . . . . . . . . . . . . . .
 8 . . . . . . . . . . . . . . . . . . . .
 9 . . . . . . . . . . . . . . . . . . . .
 10  . . . . . . . . . . . . . . . . . . .
 11  . . . . . . . . . . . . . . . . . . .
 12  . . . . . . . . . . . . . . . . . . .
                                                  --------------------

                                                  --------------------
                                                  --------------------

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the Notes.

PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                        Class A Notes
                --------------------------------------------------------------------------------------------
                   Class A-1 Notes         Class A-2 Notes        Class A-3 Notes         Class A-4 Notes        Class B Notes
                ----------------------  ----------------------  ---------------------   --------------------   -------------------
Distribution
Date            0.5%  1.0%  1.5%  1.8%  0.5%  1.0%  1.5%  1.8%  0.5%  1.0%  1.5%  1.8%  0.5%  1.0% 1.5%  1.8%  0.5% 1.0% 1.5%  1.8%
                ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ---- ----  ----  ---- ---- ----  ----
Closing Date...
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......



PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                        Class A Notes
                --------------------------------------------------------------------------------------------
                   Class A-1 Notes         Class A-2 Notes        Class A-3 Notes         Class A-4 Notes        Class B Notes
                ----------------------  ----------------------  ---------------------   --------------------   -------------------
Distribution
Date            0.5%  1.0%  1.5%  1.8%  0.5%  1.0%  1.5%  1.8%  0.5%  1.0%  1.5%  1.8%  0.5%  1.0% 1.5%  1.8%  0.5% 1.0% 1.5%  1.8%
                ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ---- ----  ----  ---- ---- ----  ----
Closing Date...
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
__/__/__.......
Weighted Average Life
(Years)(1).....

___________________
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and
       (iii) dividing the sum by the related principal balance of the Note.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      THE NOTES

GENERAL

The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Indenture will be available from the Indenture Trustee upon request to holders of Notes and will be filed with the Securities and Exchange Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

For each class of Notes, the "INTEREST RATE" will be as set forth below:

                                                              Interest Rate
                                                               (per annum)

Class A-1 Notes . . . . . . . . . . . . . . . . . . .  .             ____%
Class A-2 Notes . . . . . . . . . . . . . . . . . . . .              ____%
Class A-3 Notes . . . . . . . . . . . . . . . . . . . .              ____%
Class A-4 Notes . . . . . . . . . . . . . . . . . . . .              ____%
Class B Notes . . . . . . . . . . . . . . . . . . . . .              ____%

PAYMENTS OF INTEREST

Interest on the unpaid principal balance of each class of Notes will accrue at the applicable Interest Rate and will be payable monthly on each Distribution Date commencing with the Distribution Date on ______________; PROVIDED, HOWEVER, that interest on the Class B Notes will not be paid on any Distribution Date until all accrued interest due and payable on the Class A Notes on such Distribution Date has been paid in full. In addition, after acceleration of the Notes following an Event of Default and if any Notes remain outstanding following the applicable Final Scheduled Distribution Date, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of the actual number of days elapsed from the most recent Distribution Date on which interest has been paid (or the Closing Date, in the case of the initial period) divided by 360. Interest on the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All references in the Prospectus to "Payment Date" or "Payment Dates" shall be deemed references to "Distribution Date" or "Distribution Dates," as applicable, for purposes of this Prospectus Supplement.

On each Distribution Date, interest payments to all classes of Class A Notes will have the same priority while interest on the Class B Notes will not be paid until all accrued interest on the Class A Notes has been paid in full. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Class A Notes on any Distribution Date, in which case Noteholders of each class of Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

PAYMENTS OF PRINCIPAL

On each Distribution Date, principal of the Notes will be payable in an aggregate amount (the "PRINCIPAL PAYMENT AMOUNT") equal to the lesser of (x) the Noteholders' Principal Distributable Amount and (y) the Total Available Amount remaining after payment of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount.

The Principal Payment Amount will be applied on each Distribution Date as follows:

       (i) first, 100% to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

       (ii) second, 100% to the Class B Notes, until the principal balance of the Class B Notes has been reduced to $________, which represents ___% of the aggregate principal balance of all outstanding Notes (following such payment); and

       (iii) thereafter,___% to the Class A Notes (all of which shall be paid to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full, and then to the Class A-4 Notes until paid in full) and ___% to the Class B Notes

(subject, in the case of clauses (ii) and (iii) above, to subordination of principal payments on the Class B Notes under the circumstances described in the two following paragraphs).

If the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to the distribution of the Principal Payment Amount in accordance with the prior paragraph, less than ___% of the Aggregate Starting Receivables Balance, then the Class A Notes will receive 100% of the Principal Payment Amount (all of which shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full, and then to the Class A-4 Notes until paid in full) until either the Class A Notes are paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance. When principal payments on the Class B Notes resume in accordance with the preceding sentence, the Principal Payment Amount shall be distributed in accordance with clause (iii) in the preceding paragraph until the Class A-4 Notes have been paid in full, and thereafter 100% of the Principal Payment Amount shall be paid to the Class B Notes until the Class B Notes are paid in full.

Also, if an Event of Default occurs as a result of which the Notes are declared immediately due and payable or if any Notes remain outstanding after the applicable Final Scheduled Distribution Date, the Class A Notes will be allocated 100% of the Principal Payment Amount on each Distribution Date (with each class of the Class A Notes being entitled to ratable repayment of principal on the basis of their respective unpaid principal balances) until all Class A Notes are paid in full. Upon repayment of the Class A Notes in full, the Class B Notes will be allocated 100% of the Principal Payment Amount on each Distribution Date until the Class B Notes are paid in full.

MONTHLY DATES

The following chart defines a Collection Period and certain related dates and demonstrates the application of such terms to a hypothetical monthly distribution with respect to the Notes:

May 24-June 23       A "COLLECTION PERIOD" shall be the period from and
                     including the 24th day of a calendar month to and including the 23rd day of the succeeding calendar month.  The Initial
                     Collection Period will be the period from but not including
                     ____________________.

July 10 The "DETERMINATION DATE" shall be the tenth calendar day of each month. On or before this date, the Servicer will deliver to the Indenture Trustee and the Owner Trustee a certificate specifying the amounts required to be distributed and the amounts available for distribution on the next Distribution Date.

July 14 The "RECORD DATE" shall be the day before each Distribution Date. Distributions on the next Distribution Date are made to Noteholders of record at the close of business of the Indenture Trustee on this date (or, if Definitive Securities are issued, the Record Date will be the last day of the Collection Period, June 23 for a July 15 Distribution Date).

July 14 The "DEPOSIT DATE" shall be the Business Day immediately preceding each Distribution Date. All Collections, Advances and any Yield Supplement Amount relating to the related Collection Period are required to be deposited into the Collection Account on or before this date. Funds will also be transferred between the Reserve Account and the Collection Account to the extent required as described below.

July 15 The "DISTRIBUTION DATE" shall be the 15th day of each calendar month (or the next Business Day). The Indenture Trustee distributes to Noteholders amounts payable in respect of the Notes, pays the Basic Servicing Fee and reimburses Outstanding Advances to the Servicer, deposits any excess funds to the Reserve Account and, if the Reserve Account is equal to the Specified Reserve Account Balance, pays any remaining funds to the Seller.

A "BUSINESS DAY" means a day on which the Indenture Trustee and commercial banks located in the State of Utah, the State of Idaho and the City of New York, are open for the purpose of conducting commercial banking business; provided, however, that for purposes of determining any Distribution Date, the term "Business Day" shall mean a day on which the Indenture Trustee and commercial banks located in the State of New York generally and the City of New York are open for the purpose of conducting a commercial banking business.

REDEMPTION

The Class A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, on any Distribution Date after all of the other classes of Notes have been paid in full if the Servicer exercises its option to purchase the Receivables when (i) the Aggregate Receivables Balance of the Receivables on the last day of the prior Collection Period shall have declined to 10% or less of the Aggregate Starting Receivables Balance and (ii) the sum of the Repurchase Amount of the Receivables (other than the Liquidating Receivables) is greater than or equal to the sum of the outstanding principal balance of all of the Notes, plus accrued and unpaid interest thereon, as described in the Prospectus under "Description of the Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest thereon.

PARITY AND PRIORITY OF NOTES

Distribution of principal and interest payments on the Notes will be made in accordance with the priorities described in "--Payments of Interest" and
"--Payments of Principal" above.    Also see "The Transfer and Servicing
Agreements--Distributions."

VOTING RIGHTS

To the extent the Prospectus specifies certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding Notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice, then such consent, approval, direction, request, action or notice shall be valid only if the holders of such specified percentage in principal amount of (a) all the outstanding Class A Notes and Class B Notes voting together as a single class and (b) the outstanding Class A Notes voting as a single class have voted to give such consent, approval, direction, request or notice, or take such action.

                       THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Transfer and Servicing Agreements will be available from the Servicer upon request to Noteholders. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

DISTRIBUTIONS

Unless the Servicer satisfies the conditions for monthly remittances described in "The Transfer and Servicing Agreements--Collections" in the Prospectus, it will transfer all collections on the Receivables (including all prepayments) to the Collection Account within two Business Days of receipt thereof. The Indenture Trustee will make distributions to the Note Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account will be determined in the manner described below.

DETERMINATION OF AVAILABLE AMOUNTS. The "AVAILABLE AMOUNT" for each Distribution Date will be the sum of the Available Interest and the Available Principal. The "TOTAL AVAILABLE AMOUNT" for a Distribution Date will be the sum of the Available Amount and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date. See "Description of the Transfer and Servicing Agreements--Determination of Available Amount" in the Prospectus.

MONTHLY WITHDRAWALS AND DEPOSITS. On or before the Determination Date, the Servicer will calculate, with respect to the preceding Collection Period and the related Distribution Date, the Available Amount, the Total Available Amount, Collected Interest, Collected Principal, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and certain other items. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the Determination Date:

       (i) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

       (ii) the amounts to be withdrawn from the Collection Account and paid to the Servicer in respect of reimbursement of Outstanding Advances and payments in respect of Liquidation Expenses with respect to Receivables which became Liquidating Receivables during the related Collection Period (and any unpaid Liquidation Expenses from prior periods);

       (iii) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

       (iv) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

       (v) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account; and

       (vi) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders.

The amount, if any, to be withdrawn from the Reserve Account and deposited to the Collection Account on the Deposit Date as specified in clause (i) above will be the lesser of (A) the amount of cash or other immediately available funds therein on the Deposit Date and (B) the amount, if any, by which (x) the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds (y) the Available Amount for such Distribution Date.

The amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account on the Deposit Date as specified in clause (v) above will equal the amount, if any, by which the Available Amount for such Distribution Date exceeds the amount described in subclause (x) of clause (B) of the preceding sentence.

The amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders as specified in clause (vi) above will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits (including the deposit pursuant to clause (v) above) and withdrawals on the Deposit Date exceeds the Specified Reserve Account Balance for such Distribution Date.

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders.

PRIORITIES FOR WITHDRAWALS FROM COLLECTION ACCOUNT. Withdrawals of funds from the Collection Account on each Deposit Date will be made first for reimbursements of Outstanding Advances and payments in respect of Liquidation Expenses. Thereafter, withdrawals of funds from the Collection Account will be made for application as described in clauses (iii) and (iv) under "Distributions--Monthly Withdrawals and Deposits" above, but only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses (iii) and (iv), the Indenture Trustee, at the direction of the Servicer, will allocate the Total Available Amount in the following order of priority:

       (i)    the Total Servicing Fee;

       (ii)   the Aggregate Class A Noteholders' Interest Distributable Amount;

       (iii)  the Class B Noteholders' Interest Distributable Amount;  and

       (iv)   the Noteholders' Principal Distributable Amount.

Notwithstanding the foregoing, at any time that the Class A Notes have not been paid in full and the principal balance of the Notes has been declared due and payable following the occurrence of an Event of Default, until such time as the Class A Notes have been paid in full or such declaration has been rescinded and any continuing Events of Default have been waived pursuant to the Indenture, no amounts will be distributed to the Class B Noteholders. Similarly, if any Notes remain outstanding after the applicable Final Scheduled Distribution Date, no amounts will be distributed to the Class B Noteholders until the Class A Notes have been paid in full. Any such amounts otherwise distributable to the Class B Noteholders will be distributed instead as payments of principal on the Class A Notes. Amounts allocated to the Noteholders Principal Distributable Amount will be applied as described above under "The Notes--Payment of Principal."

CERTAIN DEFINITIONS.

"AGGREGATE CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

"AVAILABLE INTEREST" means, with respect to any Distribution Date, the excess of
(a) the sum of (i) Interest Collections for such Distribution Date, (ii) the Yield Supplement Amount for such Distribution Date and (iii) all Advances made by the Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

"AVAILABLE PRINCIPAL" means, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection Period: (i) that portion of all Collections allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period;
(iii) all related Recoveries, to the extent allocable to principal and (iv) all related Liquidation Proceeds, to the extent allocable to principal. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

"CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Aggregate Class A Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the related Deposit Date in respect of interest on the Class A Notes.

"CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to the Class A-1 Notes and the Class A-2 Notes and any Distribution Date, the product of (1) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) the product of the Interest Rate for such class of Class A Notes and a fraction, the numerator of which is the actual number of days elapsed from the most recent Distribution Date on which interest has been paid (or the Closing Date, in the case of the initial period), and the denominator of which is 360, and with respect to the Class A-3 Notes and the Class A-4 Notes and any Distribution Date, the product of (i) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for such class and 1/12 (multiplied by, in the case of the first Distribution Date, a fraction, the numerator of which the number of days elapsed from the Closing Date and the denominator of which is 30).

"CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the related Deposit Date in respect of payments of interest on the Class B Notes.

"CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

"CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of (i) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for the Class B Notes and a 1/12 (multiplied by, in the case of the first Distribution Date, a fraction, the numerator of which is the number of days elapsed from the Closing Date and the denominator of which is 30).

"COLLECTIONS" means all collections on the Receivables.

"INTEREST COLLECTIONS" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (i) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary procedures, (ii) all related Liquidation Proceeds, to the extent allocable to interest, (iii) to the extent allocable to interest, all related Recoveries and (iv) to the extent attributable to interest, the Repurchase Amount of all Receivables that are repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

"NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, on a Distribution Date, the excess, if any, of the Noteholders' Principal Distributable Amount over the Principal Payment Amount on such Distribution Date.

"NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any Distribution Date, the sum of (i) the Principal Distributable Amount, (ii) the Noteholders' Principal Carryover Shortfall for the prior Distribution Date and (iii) without duplication, on the Final Scheduled Distribution Date for a class of Notes, the amount necessary to reduce the outstanding principal balance of such class of Notes to zero.

"PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, Available Principal for such Distribution Date plus Realized Losses with respect to the related Collection Period.

"PURCHASED RECEIVABLE" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Seller or the Servicer pursuant to the applicable Agreement.

"REALIZED LOSSES" means, with respect to any Distribution Date and a Receivable that became a Liquidating Receivable during the related Collection Period, the excess of (i) the Receivable Balance of such Receivable as of the first day of the related Collection Period over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

On each Distribution Date, the Servicer will be entitled to receive the "TOTAL SERVICING FEE," which consists of the Servicing Fee for the related Collection Period and any unpaid Servicing Fees from prior Distribution Dates. The Servicing Fee Rate will be __% per annum. On each Distribution Date, the Servicer will receive a payment in respect of Liquidation Expenses (in an amount equal to $________ (or such greater amount as the Servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a repossessed Financed Vehicle) for each Liquidating Receivable) with respect to Receivables which became Liquidating Receivables during the related Collected Period (and any unpaid Liquidation Expenses from prior periods) as described above.

ADVANCES

On each Deposit Date, the Servicer may, subject to the following, make an Advance with respect to each Receivable serviced by it (other than a Liquidating Receivable) equal to the excess, if any, of (x) the product of the Receivables Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor (in each case for the related Collection Period) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of interest due and unpaid to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account. On each Distribution Date, the Servicer will be reimbursed for all Outstanding Advances as described above.

RESERVE ACCOUNT

Pursuant to the Sale and Servicing Agreement, the Seller will establish the Reserve Account with the Indenture Trustee. The Reserve Account will be funded by a deposit by the Seller of $________ of cash on the Closing Date (the "RESERVE ACCOUNT INITIAL DEPOSIT"). On each Deposit Date, an amount equal to the Available Amount remaining with respect to such Distribution Date after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the Note Distribution Account (see "Distributions--Monthly Withdrawals and
Deposits") shall be deposited in the Reserve Account.   The amount to be
withdrawn from the Reserve Account and paid to the Certificateholders will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits (including the deposit pursuant to the preceding sentence) exceeds the Specified Reserve Account Balance for such Distribution Date.

"SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date will equal ___% of the Aggregate Receivables Balance, except that the Specified Reserve Account Balance will never exceed the aggregate outstanding principal amount of the Notes. The Specified Reserve Account Balance will be calculated as ___% of the Aggregate Receivables Balance for any Distribution Date (beginning on ________, 19__) on which the Average Net Loss Ratio exceeds __% or the Average Delinquency Ratio exceeds __%. The Specified Reserve Account Balance may be reduced or the definition thereof otherwise modified without the consent of the Noteholders if the Rating Agencies confirm in writing, after having received notice thereof, that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes.

If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on the related Deposit
Date) is greater than the Specified Reserve Account Balance for such

Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders. Upon any distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts. The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that certain conditions are satisfied, including: (i) such action will not result in a reduction or withdrawal of the rating of any class of the Notes,
(ii) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes, and (iii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders.

"AGGREGATE NET LOSSES" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Liquidating Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during such Collection Period with respect to all Liquidating Receivables (whether or not newly designated as such).

"AVERAGE DELINQUENCY RATIO" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

"AVERAGE NEW LOSS RATIO" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

"DELINQUENCY RATIO" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Liquidating Receivables) which are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (i) the Aggregate Receivables Balance as of the last day of such Collection Period.

"CERTIFICATES RATIO" means, for any Collection Period, an amount, expressed as percentage, equal to (i) the product of (a) the Aggregate Net Losses minus Recoveries for such Collection Period and (b) twelve, divided by (ii) the average of the Aggregate Receivables Balance on each of the first day of such Collection Period and the last day of such Collection Period.

"RECOVERIES" means, with respect to any Distribution Date, all monies received by the Servicer with respect to any Liquidating Receivable during the related Collection Period if such Collection Period follows the Collection Period in which such Receivable became a Liquidating Receivable, net of any payments required by law to be remitted to the Obligor but, in any event, not less than zero.

YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

Simultaneously with the sale and assignment of the Receivables by the Seller to the Trust, the Trust and the Seller will enter into a Yield Supplement Agreement if the amount calculated below is greater than zero. Each Yield Supplement Agreement will, with respect to each Receivable held by the Trust, provide for the payment by the Servicer on or prior to each Deposit Date of an amount (if positive) calculated by the Servicer equal to [describe calculation of Yield Supplement Amount].

The Seller's obligations under the Yield Supplement Agreement will be secured by funds on deposit in a separate Eligible Deposit Account to be maintained by the Seller in the name of the Owner Trustee (the "YIELD SUPPLEMENT ACCOUNT"). The Seller will deposit the Yield Supplement Initial Deposit of $___________, and the amount on deposit in the Yield Supplement Account and available on any Distribution Date will be the Specified Yield Supplement Balance. [Describe calculation of Specified Yield Supplement Balance.]

Funds on deposit in each Yield Supplement Account will be invested in Eligible Investments selected by the Seller; PROVIDED that, if permitted by the Rating Agencies, funds on deposit in a Yield Supplement Account may be invested in Eligible Investments that mature later than the next Deposit Date. A Yield Supplement Account and any amounts therein shall not be property of the related Trust, but will be pledged to and held for the benefit of the Owner Trustee, as secured party for the benefit of the Certificateholders.

Amounts on deposit in a Yield Supplement Account will be released to the Certificateholders on each Distribution Date to the extent the amount on deposit in such Yield Supplement Account exceeds the Specified Yield Supplement Balance. All investment earnings attributable to any Yield Supplement Account will be distributed on each Distribution Date to the Seller. Upon distribution to the Certificateholders of amounts from the Yield Supplement Account, the Noteholders will not have any rights in, or claims to, such amounts.

                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes in the initial distribution thereof, who are citizens or residents of the United States (except as set forth under "Certain Material Tax Consequences to Foreign Noteholders"), including domestic corporations and partnerships, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. ACCORDINGLY, TAXPAYERS SHOULD CONSULT THEIR OWN TAX ADVISORS AND TAX RETURN PREPARERS REGARDING THE PREPARATION OF ANY ITEM ON A TAX RETURN, EVEN WHERE THE ANTICIPATED TAX TREATMENT HAS BEEN DISCUSSED HEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSIDER ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BY A PROSPECTIVE INVESTOR, ESPECIALLY IN LIGHT OF SUCH INVESTOR'S PERSONAL CIRCUMSTANCES. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

This discussion is based upon the Code, existing regulations thereunder, and current administrative rulings and court decisions. The discussion below under "Original Issue Discount" takes into consideration the rules governing original issue discount ("OID") that are set forth in Sections 1271-1275 of the Code and in Treasury regulations issued under the OID provisions of the Code. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

CHARACTERIZATION AS DEBT

With respect to the Notes, Kirkland & Ellis, special tax counsel to the Seller ("TAX COUNSEL"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

CHARACTERIZATION OF THE TRUST

With respect to the Trust, Tax Counsel will deliver its opinion to the effect that the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

INTEREST INCOME TO NOTEHOLDERS

If the Notes do not have OID, interest payments on the Notes will be taxable as ordinary income for Federal income tax purposes when received by Noteholders utilizing the cash method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

ORIGINAL ISSUE DISCOUNT

Although it is not anticipated that the Notes will be issued at a greater than DE MINIMIS discount and therefore should not have OID, the Notes may nevertheless be deemed to have been issued with OID. For example, the IRS could take the position that the Notes have OID pursuant to section 1272(a)(6) of the Code because prepayments of the Receivables could accelerate the Notes. In addition, the IRS could take the position that the Notes have OID because interest payments on the Notes are not "unconditionally payable" and thus do not constitute "qualified stated interest" (as defined below).

The total amount of OID, if any, with respect to a Note will be equal to the excess of the "stated redemption price at maturity" of such Note over its "issue price." The "stated redemption price at maturity" of a Note will be the sum of all payments, whether denominated as interest or principal, required to be made
on such Note other than payments of "qualified stated interest."   "Qualified
stated interest" is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. It is anticipated that the "issue price" will be the face amount of the Notes.

The holder of a Note that is treated as having OID (including a cash method holder) would be required to include OID on that Note in his or her income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of income in advance of the receipt of cash attributable to that income. This treatment may not significantly affect an accrual method holder of Notes, although such treatment would accelerate taxable income to a cash method holder by in effect requiring such holder to report interest income on the accrual method. Finally, even if a Note has OID falling within the DE MINIMIS exception, the holder must include such DE MINIMIS OID in income proportionately as principal payments are made on such Note.

DISPOSITION OF NOTES

Upon the sale, exchange, redemption, retirement or other disposition of a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by any cash payments previously received by such Noteholder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

The Seller will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the Seller, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Seller will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

CERTAIN TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS

The following discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Notes by any particular non-U.S. Noteholder in light of such holder's personal circumstances, including holding the Notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its Note.

If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a"FOREIGN PERSON") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Seller or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Seller is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Tax Partnership within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                           STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the Trust or the Notes under any state or local tax laws. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the Trust, as well as any state and local tax consequences to them of purchasing, holding and disposing of the Notes.

                               ERISA CONSIDERATIONS

Although there is little guidance on the subject, the Seller believes the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the Notes are available for investment by a Benefit Plan, subject to a determination by such Benefit Plan's fiduciary that the Notes are suitable investments for such Benefit Plan under ERISA and the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                   UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the underwriters (each, an "UNDERWRITER") named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Notes set forth opposite its name below:

                                Aggregate Principal Amount to be Purchased
                            ---------------------------------------------------
                            Class A-1  Class A-2  Class A-3  Class A-4  Class B
                              Notes      Notes      Notes      Notes     Notes
                             ---------  ---------  ---------  --------  --------
__________________________
__________________________
__________________________
__________________________

              Total

The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of securities. After the initial public offering, the public offering price and such concessions may be changed.

                                                 Selling
                                                Concession        Reallowance
                                                -----------       ------------
Class A-1 Notes . . . . . . . . . . . . . .
Class A-2 Notes . . . . . . . . . . . . . .
Class A-3 Notes . . . . . . . . . . . . . .
Class A-4 Notes . . . . . . . . . . . . . .
Class B Notes . . . . . . . . . . . . . . .

The Seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of Motor Vehicle Loans (other than the Securities) for a period of 30 days from the date of this Prospectus Supplement, without the prior written consent of the Underwriters.

_______________, on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit ______ to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that ______ will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the Seller.

                                  LEGAL OPINIONS

In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes will be passed upon for the Underwriters by
________________.

                                    INDEX OF TERMS

ABS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
ABS Table. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Aggregate Class A Noteholders' Interest Distributable Amount . . . . . . . . . . . 22
Aggregate Net Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Available Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Available Principal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Average Delinquency Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Average New Loss Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Class A Noteholders' Interest Carryover Shortfall. . . . . . . . . . . . . . . . . 23
Class A Noteholders' Interest Distributable Amount . . . . . . . . . . . . . . . . 23
Class A-2 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Class A-3 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Class A-4 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Class B Noteholders' Interest Carryover Shortfall. . . . . . . . . . . . . . . . . 23
Class B Noteholders' Interest Distributable Amount . . . . . . . . . . . . . . . . 23
Class B Noteholders' Monthly Interest Distributable Amount . . . . . . . . . . . . 23
Class B Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Collection Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Collections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Contract Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Delinquency Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Deposit Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Final Scheduled Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . .3
foreign person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Interest Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Noteholders' Principal Carryover Shortfall . . . . . . . . . . . . . . . . . . . . 24
Noteholders' Principal Distributable Amount. . . . . . . . . . . . . . . . . . . . 24
OID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Principal Distributable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Purchased Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Rating Agencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Realized Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Recoveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Reserve Account Initial Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . 24
Simple Interest Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Specified Reserve Account Balance. . . . . . . . . . . . . . . . . . . . . . . .5, 24
Tax Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Total Available Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Total Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Underwriter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Yield Supplement Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                        S-30